Section 240.14a-101   Schedule 14A.
                    Information required in proxy statement.

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              Exchange Act of 1934
                                (Amendment No. )

                           Filed by the Registrant [X]
                 Filed by a party other than the Registrant [_]

                           Check the appropriate box:


                         [_] Preliminary Proxy Statement

         [_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                         [_] Definitive Proxy Statement

                       [X] Definitive Additional Materials

 [_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            TAIWAN GREATER CHINA FUND
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

             (1) Amount Previously Paid:

             (2) Form, Schedule or Registration Statement No.:

             (3) Filing Party:

             (4) Date Filed:


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P R E S S   R E L E A S E

FOR IMMEDIATE RELEASE

CONTACTS:
Steven R. Champion, Taiwan Greater
     China Fund, 011-886-2-2715-2988
Patricia Baronowski
     Citigate Financial Intelligence, 201-499-3500
Web site: http://www.taiwangreaterchinafund.com



                            TAIWAN GREATER CHINA FUND
                ANNOUNCES INTENTION TO CONDUCT SELF-TENDER OFFER


(New York, New York, June 11, 2004) The Taiwan Greater China Fund (NYSE: TFC), a diversified closed-end registered investment company listed on the New York Stock Exchange, announced today, as part of its continuing efforts to increase shareholder value, that it would conduct a tender offer to purchase for cash up to one-third of the Fund's outstanding shares at a price of 99% of the Fund's net asset value per share (NAV). The tender offer will be contingent upon the Fund's shareholders voting to retain the Fund's status as a closed-end investment company by defeating a proposal, required by the Fund's Declaration of Trust to be submitted to the shareholders at the Fund's 2004 annual meeting of shareholders, to convert the Fund into an open-end investment company. The tender offer also will be contingent upon the approval at that meeting of a proposal to amend the Fund's Declaration of Trust to remove the requirement to submit such open-ending resolutions to the Fund's shareholders.

The Fund also announced that its 2004 annual meeting of shareholders, previously scheduled to be held on June 22, had been rescheduled for July 21 with a record date of June 21. The Board contemplates that the tender offer will commence promptly after the annual meeting if the shareholders vote to retain the Fund's status as a closed-end investment company and the amendment of the Declaration of Trust is approved.

The Fund's Declaration of Trust has not been amended since the Fund's initial U.S. public offering in 1989. The Declaration of Trust requires the submission to the shareholders of an open-ending proposal, which would take effect if approved by an absolute majority of the Fund's outstanding shares, if the Fund's shares have traded at an average discount of more than 10% to their NAV as of the end of any consecutive 12-week period since the last such vote. As a result of this requirement, the Fund's shareholders have voted on such a proposal eight times since 1995. Each time the shareholders have voted for the Fund to remain a closed-end investment company in accordance with the recommendation of the Fund's Board of Trustees, and the Board has recommended that the

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     shareholders do so again at this year's annual meeting. The Board believes that the frequency of this voting requirement is unique among closed-end investment companies. The affirmative vote of two-thirds of the Fund's outstanding shares is required to amend the Declaration of Trust to remove this open-ending provision.

Robert Parker, chairman of the Fund's Board of Trustees, commented, "The Board is aware that certain of the Fund's shareholders have been dissatisfied with the tendency of the Fund's shares to trade at a discount to NAV. In an effort to improve the Fund's performance, we have recently changed the Fund's manager, investment strategy and name, and we now believe that further measures are appropriate. We also continue to believe that it is in the best interests of the Fund, and its shareholders taken as a whole, that the Fund remain a closed-end investment company. Putting these considerations together, we believe that a substantial tender offer, contingent upon the removal of a unique open-ending provision from the Declaration of Trust, represents the best course to satisfy the Fund's various shareholder constituencies."

In connection with the open-ending vote required to take place this year, the Fund filed with the Securities and Exchange Commission and transmitted to its shareholders last month the Fund's proxy statement for the 2004 annual meeting. The Fund intends to file and transmit additional materials relating to the vote to remove the open-ending provision, including a revised proxy card. Shareholders are urged to read carefully the proxy statement and all such additional materials, as they contain or will contain important information.

Shareholders may obtain a free copy of the proxy statement and these other materials when they become available, and any other relevant documents filed with the Securities and Exchange Commission concerning the Fund, at the Securities and Exchange Commission's web site at www.sec.gov. Shareholders may also obtain for free the proxy statement and other documents filed by the Fund with the Securities and Exchange Commission in connection with these matters by directing a request to the Fund at c/o Citigate Financial Intelligence, 111 River Street, Suite 1001, Hoboken, NJ 07030, or by calling the Fund at 1-800-343-9567.

The Fund, its Trustees and executive officers, and MacKenzie Partners, the Fund's proxy solicitor, may be deemed to be participants in the solicitation of proxies from the Fund's shareholders with respect to the matters described above. Information regarding the Fund's Trustees and executive officers and their ownership of the Fund's shares of beneficial interest, and regarding the Fund's proxy solicitor, is or will be set forth in the Fund's proxy statement for the 2004 annual meeting and the additional materials that will be sent to the Fund's shareholders.

This press release is for informational purposes only and is not an offer to purchase or the solicitation of an offer to sell any shares of the Fund. An offer to purchase shares of the Fund will only be made pursuant to a tender offer statement and related material that the Fund will send to all of its shareholders upon commencement of the tender offer. Shareholders should read those materials carefully because they will contain important information, including the various terms and

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conditions of the tender offer. The tender offer statement and related materials will be made available to all shareholders free of charge. Shareholders also will be able to obtain the tender offer statement and related materials with respect to the tender offer free of charge at the Securities and Exchange Commission's website at www.sec.gov. In addition, it will be possible to obtain the tender offer statement and related materials from the Fund at no charge as provided in the tender offer statement.

The Taiwan Greater China Fund is listed and publicly traded in the United States. The Fund is organized for investment in securities of Taiwan issuers by non-Taiwan investors and follows an investment strategy of primarily investing in Taiwan listed companies that derive or expect to derive a significant portion of their revenues from operations in or exports to mainland China.



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P R E S S   R E L E A S E


CONTACTS:
Steven R. Champion, Taiwan Greater
     China Fund, 011-886-2-2715-2988
Patricia Baronowski
     Citigate Financial Intelligence, 201-499-3500
Web site: http://www.taiwangreaterchinafund.com



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                            TAIWAN GREATER CHINA FUND
                 ANNOUNCES REMOVAL OF CONDITION TO COMMENCEMENT
                         OF PROPOSED SELF-TENDER OFFER,
               AND INTENTION TO INITIATE SHARE REPURCHASE PROGRAM


(New York, New York, June 23, 2004) The Taiwan Greater China Fund (NYSE: TFC), a diversified closed-end registered investment company listed on the New York Stock Exchange, announced today the removal of a condition to the commencement of the Fund's proposed cash tender offer for to up to one-third of the Fund's outstanding shares at a price of 99% of the Fund's net asset value per share, previously announced by the Fund on June 11. The commencement of the tender offer will no longer be contingent upon the approval by shareholders, at the Fund's 2004 annual meeting, of a proposal to amend the Fund's Declaration of Trust to eliminate a requirement to submit resolutions to shareholders to convert the Fund into an open-end investment company when certain conditions are met. Accordingly, no proposal to eliminate that provision will be presented for a shareholder vote at the annual meeting.

The commencement of the tender offer will be subject to the Fund's shareholders voting to retain the Fund's status as a closed-end investment company by defeating the open-ending proposal required to be presented at the 2004 annual meeting. In that event, the tender offer will commence promptly after the annual meeting.

As previously announced, the 2004 annual meeting of shareholders has been rescheduled for July 21. City of London Investment Management Group, currently the Fund's second largest shareholder with approximately 12.5% of the Fund's outstanding shares, has advised the Fund that it is supportive of the Board's actions announced today and that it will vote its shares at the annual meeting against converting the Fund into an open-end investment company.

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The Fund also announced that its Board of Trustees has authorized a share repurchase program pursuant to which the Fund may purchase up to 10% of its outstanding shares by means of open market purchases conducted in accordance with Rule 10b-18 under the Securities Exchange Act of 1934, which is the applicable SEC "safe harbor" rule. This program would not commence until after the completion of the proposed self-tender offer.

Robert Parker, chairman of the Fund's Board of Trustees, commented, "After further deliberations during the last ten days and consultations with certain of the Fund's shareholders, we believe both the Fund and its shareholders will benefit from this simplified approach to the proposed self-tender offer. We also continue to believe that it is in the best interests of the Fund, and its shareholders taken as a whole, that the Fund remain a closed-end investment company. As such, it is our view that this substantial tender offer would be the most appropriate action for the Fund to take now to further the Board's objective of increasing shareholder value. We also believe that the repurchase program will provide another means of enabling the Fund to pursue that objective over the longer term."

Mr. Parker also commented on the Fund's current strategic focus, noting, "The Board believes that the shift in the focus of the Fund to invest primarily in Taiwan companies that are invested in, or otherwise doing significant business with, mainland China - as reflected in the Fund's new name - is a sound strategic decision that is already resulting in improved performance for the Fund's shareholders. Taiwan companies are making a significant contribution to mainland China's economic growth, especially in the high-tech sector. A dramatic integration of the Taiwan and mainland China economies has been taking place, resulting in spectacular economic growth during the past five years. There are indications that this trend is not only going to continue, but will accelerate. The continued growth of Taiwan's economy in the next few years is expected to depend in large part on the continuing movement of Taiwan's manufacturing capability to the China mainland. Taiwan companies have a unique advantage in knowing how to invest in mainland China, and the operations of many Taiwan companies should grow larger worldwide as a result. That should augur well for the future of the Fund."

In connection with the open-ending vote required to take place this year, the Fund filed with the Securities and Exchange Commission and transmitted to its shareholders last month the Fund's proxy statement for the 2004 annual meeting. The Fund intends to file and transmit supplemental materials, including a replacement blue proxy card, reflecting the rescheduled meeting date. Shareholders are urged to read carefully the proxy statement and all such supplemental materials, as they contain or will contain important information.

Shareholders may obtain a free copy of the proxy statement and these other materials when they become available, and any other relevant documents filed with the Securities and Exchange Commission concerning the Fund, at the Securities and Exchange Commission's web site at www.sec.gov. Shareholders may also obtain free copies of the proxy statement and other documents filed by the Fund with the Securities and Exchange Commission in connection with these matters by directing a request to the Taiwan Greater China Fund in care of Citigate Financial Intelligence, 111 River Street, Suite 1001, Hoboken, NJ 07030, or by telephoning the Fund at 1-800-343-9567.


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The Fund, its Trustees and executive officers, and MacKenzie Partners, the
Fund's proxy solicitor, may be deemed to be participants in the solicitation of proxies from the Fund's shareholders with respect to the matters described above. Information regarding the Fund's Trustees and executive officers and their ownership of the Fund's shares of beneficial interest, and regarding the Fund's proxy solicitor, is or will be set forth in the Fund's proxy statement for the 2004 annual meeting and the supplemental materials that will be sent to the Fund's shareholders.

This press release is for informational purposes only and is not an offer to purchase or the solicitation of an offer to sell any shares of the Fund. An offer to purchase shares of the Fund will only be made pursuant to a tender offer statement and related material that the Fund will send to all of its shareholders upon commencement of the tender offer. Shareholders should read those materials carefully because they will contain important information, including the various terms and conditions of the tender offer. The tender offer statement and related materials will be made available to all shareholders free of charge. Shareholders also will be able to obtain the tender offer statement and related materials with respect to the tender offer free of charge at the Securities and Exchange Commission's website at www.sec.gov. In addition, it will be possible to obtain the tender offer statement and related materials from the Fund at no charge as provided in the tender offer statement.

The Taiwan Greater China Fund is listed and publicly traded in the United States. The Fund is organized for investment in securities of Taiwan issuers by non-Taiwan investors and follows an investment strategy of primarily investing in Taiwan listed companies that derive or expect to derive a significant portion of their revenues from operations in or exports to mainland China.



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